   POWER OF ATTORNEY

 For Section 16(a) Securities and Exchange Act of 1934 Filings

Know all by these presents that the undersigned hereby constitutes and appoints each Cheryl L. Barr and Michael H. Kirker, signing singly, the undersigned's true and lawful attorney-in-fact to:

1) Do and perform all acts for and on behalf the undersigned which may be necessary or desirable to apply for an obtain EDGAR Access Codes to be used on behalf of the undersigned for Electronic Filing of all Section

16(a) Securities and Exchange Act of 1934 filings.

2) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of The Titan Corporation (the "Company"), Forms 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of

1934 and the rules thereunder;

3) Do and perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States

Securities and Exchange Commission and any other authority; and

4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney's-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney's-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of August 2004.

    /s/ Thomas J. Karr

Subscribed and sworn to before me on this 19th day of August, 2004

State of New Jersey   )

     ) ss.

County of Burlington   )

      /s/ Barbara A. Cassano

Notary Public Seal    Signature of Notary Public

     Barbara A. Cassano

     Notary Public of New Jersey

     My Commission Expires March 6, 2006